                                                                   EXHIBIT 10.25


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of February 14, 1997, by and between PATRIOT AMERICAN HOSPITALITY, INC., a Virginia corporation (the "Company"), and WILLIAM W. EVANS, III (the "Executive")

                                   Recitals

     A. The Company is a corporation operating as a self-administered real estate investment trust.

     B. The Company desires to employ the Executive, and the Executive desires to accept employment with the Company, on the terms and provisions set forth in this Agreement.

                                   Agreement

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Employment and Office.  The Company shall employ the Executive, and
          ---------------------
the Executive agrees to be employed by the Company, in the capacity and office of Office of the Chairman of the Company to serve for the Term (as hereinafter defined), subject to earlier termination as hereinafter provided.

     2.   Term.  The term of the Executive's employment under this Agreement
          ----
shall begin on March 1, 1997, or such earlier date as may be agreed upon by the Executive and the Company, and shall continue until February 29, 2000 (the "Initial Term"); provided, however, that, unless either party otherwise elects by notice in writing delivered to the other at least 90 days prior to the end of the Initial Term, or at least 90 days prior to December 31 of each subsequent year, such term automatically shall be renewed for successive one-year terms (as so extended, the "Term").

     3.   Duties and Responsibilities.  The Executive shall devote substantially
          ---------------------------
all of his business time to the business of the Company as shall be reasonably required in the performance of his duties and shall perform services consistent with his office, as from time to time shall be assigned to him by the Chairman (the "Chairman") of the Board of Directors of the Company (the "Board"). The duties of the Office of the Chairman shall include identifying, negotiating and closing corporate mergers and acquisitions, strategic planning, obtaining and closing debt and equity financings, negotiating and closing other financial transactions, and performing such other similar duties as may be determined by the Chairman. The Executive shall have full authority and responsibility, subject to the general direction, approval and control of the Chairman, in connection with the performance of such duties. The Executive shall report directly and solely to the Chairman.

     4.   Compensation.
          ------------

          (a)  Base Salary.  The Company shall initially pay the Executive an
               -----------
annual base salary (the "Base Salary") of $300,000, to be paid in semi-monthly payments. The Executive shall be eligible to be considered for periodic increases in the Base Salary under the Company's normal policies and procedures for Senior Executive (as defined below) salary increases, as currently administered by the Compensation Committee of the Board. The Executive's Base Salary shall not be reduced below the initial Base Salary at any time during the Term without the consent of the Executive.

          (b)  Additional Compensation.  In addition to the Base Salary, the
               -----------------------
Company may from time to time pay the Executive other incentive compensation (the "Incentive Compensation"), including, but not limited to, stock options, appreciation rights and awards, incentive compensation, restricted stock or cash bonuses, in accordance with existing or future incentive compensation plans of the Company (the "Incentive Plans"). The Executive's cash bonus shall not be less than 30% of the Base Salary for the first year of the Term. The Executive shall, for each full or partial year during the Term, be eligible to participate in all Incentive Plans available to other Senior Executive's of the Company, and the Executive's participation shall be on terms no less favorable than those generally applicable to other Senior Executives of the Company. For any partial year during the Term, the Executive shall be entitled to a pro rata amount of any Incentive Compensation that he would otherwise have been entitled to had he been employed by the Company for the full year, regardless of whether such Incentive Plan is by its terms only payable for full years or at specified times.

          (c)  Senior Executives.  For the purposes of this Agreement, "Senior
               -----------------
Executives" shall mean the senior executive officers of the Company, including the Chairman. The Executive shall be entitled to participate in all benefit and compensation plans, and shall be entitled to all perquisites, received by the Senior Executives generally or by the Chairman; provided, however, that the Executive's compensation and participation in all such plans shall at all times equal or exceed the compensation and participation in such plans of all other officers and employees of the Company, including the Senior Executives, other than the Chairman. The Executive shall not be entitled to access to the services of Jet Solutions or other providers of corporate jet services to the Company.

     5.   Benefits.  During the Term, the Executive shall be eligible to
          --------
participate in each of the Company's present employee benefit plans, policies or arrangements and any such plans, policies or arrangements that the Company may maintain or establish during the Term and to receive all fringe benefits for which his position makes him eligible in accordance with the Company's usual policies and the terms and provisions of such plans, policies or arrangements; provided, however, that the foregoing shall not be construed to create any obligation on the part of the Company to establish or maintain the effectiveness of any such plan, policy or arrangement, nor shall the foregoing be construed to affect the Company's right to restrict, terminate or otherwise modify any such plan, policy or arrangement, except that the Company shall provide the Executive with at least the following:

          (a) The Company will provide Executive with term life insurance with a face amount of $2,000,000. The Beneficiary of the term life insurance policy will be the Executive's spouse or other person(s) as designated by the Executive from time to time. The Company shall provide such insurance through any U.S.- based life insurance company with a Best's rating of B+ or higher.

          (b) The Company will provide Executive with disability insurance providing for payment to the Executives of benefits at rates not less than 60% of the sum of the Base Salary payable to the Executive for the period immediately preceding the Executive's disability, which payments shall be payable from the date the Executive ceases to be entitled to receive payment of the Base Salary and the Incentive Compensation (or either thereof) and continuing for so long as the Executive is disabled, or as otherwise terminable pursuant to the Company's long term disability plan for the Senior Executives.

          (c) The Company shall obtain and maintain insurance policies providing executive liability and indemnification insurance coverage for the Executive to the same extent and providing limits of liability, deductibles and exclusions as are provided for the Company's Senior Executive officers and outside directors. This covenant shall survive the expiration of the Term and the termination of this Agreement or the Executive's employment hereunder, for any reason.

          (d) The Executive shall be entitled to all rights, benefits and privileges to which other Senior Executives of the Company are entitled, including, but not limited to, participation in any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted by the Company (including dependent participation and coverage). The Executive shall be entitled to and receive all fringe benefits, including, but not limited to, club and professional memberships, automobile leases and allowances and expense accounts, available to other Senior Executives of the Company, and the Executive's participation shall be on terms no less favorable than those generally applicable to other Senior Executives of the Company.

     6.   Initial Stock.
          -------------

          (a)  Issuance.  Upon execution of this Agreement, the Company shall
               --------
issue to the Executive 100,000 shares (the "Initial Stock") of the common stock, no par value, of the Company (the "Common Stock"). The Initial Stock shall vest and become nonforfeitable with respect to 25% of the number of shares of the Initial Stock originally granted on each anniversary of this Agreement. The Executive shall not be required to make any payment in connection with such vesting. The Executive shall be entitled to all dividends and distributions made in connection with the Initial Stock the effective dates of which occur during the period commencing on the date of this Agreement and continuing with respect to each share of Initial Stock until the divestiture of such share, if any.

          (b)  Effect of Merger.  Upon the effective date of the merger
               ----------------
contemplated in that certain Agreement and Plan of Merger among the Company, California Jockey Club and Bay Meadows Operating Company (the "Merger Agreement"), the Initial Stock shall be automatically converted into such a number of paired shares (the "Paired Stock") as determined in accordance with the conversion terms and provisions contained in the Merger Agreement applicable to other outstanding shares of Common Stock. For the purposes of this Agreement, all such converted shares shall be deemed Initial Stock.

     7.   Stock Options.
          -------------

          (a)  Grant of Options; Vesting.  Upon execution of this Agreement, the
               -------------------------
Company shall grant to the Executive non-qualified stock options (the "Options") to purchase 280,000 shares of the Common Stock. The Options shall vest and become exercisable with respect to 8 1/3% of the number of shares of Common Stock subject thereto quarterly on the first day of each quarter thereafter, such that all of the Options have vested and are exercisable on or before the third anniversary of this Agreement. The Options shall expire on the tenth anniversary of the date of their grant. The exercise price per share for the Options shall be the quoted closing price per share for the Common Stock on the New York Stock Exchange on the business day immediately preceding the date of this Agreement. Vested Options shall not terminate or otherwise be affected by the termination, for any reason, of the Executive's employment under this Agreement.

          (b)  Effect of Merger.  Upon the effective date of the merger
               ----------------
contemplated in the Merger Agreement, the Options shall be automatically converted into stock options for such a number of shares of the Paired Stock with a corresponding exercise price as determined in accordance with the conversion terms and provisions contained in the Merger Agreement applicable to other outstanding options covering shares of Common Stock; provided, however, that such options shall have rights no less favorable than the original Options. For the purposes of this Agreement, all such converted options shall be deemed Options.

     8.   Other Options and Awards.  The Executive shall be eligible for future
          ------------------------
grants of stock options, stock appreciation rights, stock awards, dividend and dividend equivalent rights, and similar incentive awards under the Incentive Plans or otherwise (the "Future Grants"). The Options and the Initial Stock shall not be deemed in lieu of or in satisfaction of such Future Grants.

     9.   Registration.  All Initial Stock, Future Grants, and shares of Common
          ------------
Stock and Paired Stock issuable upon exercise of the Options and any Future Grants (collectively, the "Executive's Stock") shall at all times, and at the Company's expense, (i) be registered through the filing of Form S-8 registration statements with the Securities and Exchange Commission, and (ii) be listed on the securities exchange on which the Common Stock, the Paired Stock or such other stock is then listed and traded. In the event that the Company, using commercially reasonable efforts, has been unable to obtain such registration or listing for all of the Executive's Stock, the Company shall be required to purchase, at the written election of the Executive, all or part of such Executive's Stock, as may be determined by the Executive (the "Put"). The Executive may exercise the Put as to all or any portion of such shares, and in one or more groups and at one or more times, as Executive may elect at any time within six (6) months following the issuance of the applicable shares to Executive. The purchase price to be paid by the Company for such shares of the Executive's Stock shall be (i) the exchange closing price for such shares on the day the Executive delivers written notice to the Company of his exercise of the Put, if shares of such stock are publicly traded, or (ii) the fair market value of such shares determined as of the day the Executive delivers written notice to the Company of his exercise of the Put, if shares of such stock are not publicly traded. The foregoing notwithstanding, the fair market value of such shares shall in all cases be determined as if such shares were registered, and listed and traded on the applicable exchange, and no discount shall be made on account of their not being registered, or listed and traded on such exchange.

     10.  Office.  The Company shall provide a private office suite (the
          ------
"Office") located in New York City, New York, or otherwise within reasonable commuting distance from Darien, Connecticut, to the Executive for his use during the Term. The Office shall be subject to the Executive's reasonable approval. The Company shall provide and pay for all incidental expenses incurred in connection with the Office, including, but not limited to, utilities, cleaning, office administration, photocopier, facsimile, telephone and other office equipment costs, insurance and parking. The Executive acknowledges and agrees that he shall be available for travel up to five business days a week, as reasonably required in order to perform his duties under this Agreement.

     11.  Staff.  The Company shall provide the Executive with an executive
          -----
assistant, who shall be a full time employee of the Company and who shall be entitled to the same or substantially equivalent benefits as those provided to, and shall be paid, including bonuses and other compensation, at a level equivalent to the pay of (subject to reasonable adjustment to reflect cost of living and salary variations between localities), other employees of the Company in similar positions. The executive assistant may be assigned to work for one or more of the Senior Executives officing at the New York City office. The selection, hiring and termination of the Executive's executive assistant and any replacement, shall be subject to the Executive's reasonable review and approval.

     12.  Indemnification.
          ---------------

          (a)  Scope of Indemnification.  To the fullest extent permitted by the
               ------------------------
organizational documents or bylaws of the Company, or by resolutions of the Board or, if greater, by applicable law, the Company shall indemnify the Executive and hold him harmless against all costs, expenses, suits, actions, fines, penalties, judgments, settlements, claims, excise taxes, and losses, including, but not limited to, reasonable attorneys fees and costs, incurred by the Executive arising out of or resulting from the Executive being made a party, or being threatened to be made a party, to any action, suit or proceeding, whether criminal, civil or administrative (a "Proceeding"), by reason of the fact that he is or was a director, officer, or employee of the Company or of any parent or subsidiary, whether direct or indirect, or affiliate of the Company (an "Affiliate"), or is or was serving at the request of the Company or an Affiliate as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, trust, employee pension or benefit plan, or other entity. The indemnification provided hereunder shall survive the expiration of the Term and the termination of this Agreement, for any reason, and the Executive ceasing to be a director, officer, employee, agent, fiduciary or trustee of the Company, an Affiliate, an employee pension or benefit plan, or other entity.

          (b)  Advances.  To the fullest extent permitted by law, the Company
               --------
shall advance to the Executive, within 15 days after delivery to the Company by the Executive of a written request for advance, all costs and expenses reasonably incurred by the Executive in connection with a Proceeding; provided, however, that the Executive undertakes to repay the amount of such advances if it shall thereafter be determined that such costs and expense are not subject to indemnification hereunder.

     13.  Termination upon Death.  In the event of the Executive's death, the
          ----------------------
Executive's employment under this Agreement shall terminate, and upon such termination: (i) the Executive's estate or other legal representatives shall be entitled to receive any accrued but unpaid compensation and benefits through the date of death, including, but not limited to, pro rated cash bonus compensation;
(ii) the beneficiaries under the Executive's life insurance policies provided for in Section 5 shall receive the proceeds therefrom; (iii) all unvested Initial Stock, Options, Future Grants, other stock options, appreciation rights and awards, incentive awards, and benefit and compensation plans shall immediately vest in the Executive's estate or other legal representatives and become nonforfeitable, and any restrictions thereon shall immediately lapse; and
(iv) for a period of one (1) year following the date of termination, the Executive's spouse, dependents and other survivors shall receive medical and related health benefit coverage under the existing Company plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), but at the same level as their respective participation prior to the Executive's death, the cost of which shall be paid by the Company. Except as otherwise provided herein, any continued rights and benefits the Executive may have under employee benefit plans and programs of the Company upon death, if any, shall be determined in accordance with the terms of such plans and programs.

     14.  Termination upon Disability.  In the event of the Executive's
          ---------------------------
Disability (as hereinafter defined), the Executive's employment under this Agreement may be terminated at the Company's election, by determination of the Board, and upon such termination: (i) the Executive shall be entitled to receive any accrued but unpaid compensation and benefits through the date of termination, including, but not limited to, pro rated cash bonus compensation;
(ii) the Executive (or his estate or other legal representatives) shall be entitled to the benefits and proceeds under the disability insurance policies provided for in Section 5, to the extent provided in the policies; (iii) all unvested Initial Stock, Options, Future Grants, other stock options, appreciation rights and awards, incentive awards, and benefits and compensation plans shall immediately vest in Executive and become nonforfeitable, and any restrictions thereon shall immediately lapse; and (iv) for a period of one (1) year following the date of termination, the Executive and his spouse, dependents and other survivors shall receive medical and related health benefit coverage under the existing Company plans pursuant to COBRA, but at same level as their respective participation prior to the Executive's termination, the cost of which shall be paid by the Company. Except as otherwise provided herein, any continued rights and benefits the Executive may have under employee benefit plans and programs of the Company upon termination for disability, if any, shall be determined in accordance with the terms of such plans and programs. For the purpose of this Agreement, "Disability" shall mean the failure of the Executive to substantially perform his usual and customary duties as described in Section 3, for a period of 180 consecutive days by reason of the physical or mental disability of the Executive, confirmed by the Executive's regular physician, provided that such physician's determination is reasonable under the circumstances and is supported by a detailed report setting forth the basis for the physician's determination.

     15.  Termination With Cause; Voluntary Termination.
          ---------------------------------------------

          (a)  Termination with Cause.  The Company may, by the determination of
               ----------------------
the Board, terminate the Executive's employment under this Agreement for Cause. For the purposes of this Agreement, "Cause" shall mean, and shall be limited to, the occurrence of any one or more of the following events:

               (i) The deliberate or willful failure by the Executive (other than by reason of the Executive's physical or mental illness, incapacity or disability, or with the express approval of the Chairman or the Board) to substantially perform his duties as described in Section 3, and the continuation of such failure for a period of 30 days after delivery by the Company to the Executive of written notice specifying the scope and nature of such failure and its intention to terminate the Executive for Cause; provided, however, that the failure of the Company or the Executive to achieve or meet performance or incentive goals shall, in and of itself, not constitute a failure of the Executive to perform his duties.

               (ii) The intentional misappropriation by the Executive of funds or property of the Company, other than the occasional, customary and de minimis use of Company funds or property for personal purposes (e.g., the use of the Executive's assistant to make reservations for non-business travel).

               (iii) The conviction of the Executive of committing a felony involving moral turpitude, fraud or dishonesty.

               (iv) Dishonesty of the Executive to the Company concerning any material matter.

               (v) A material breach by the Executive of any of Executive's material obligations under this Agreement, and the continuation of such breach for a period of

     30 days after delivery by the Company to the Executive of written notice specifying the scope and nature of such breach and its intention to terminate the Executive for Cause.

               (vi) The election by the Company to discontinue the automatic extension of the Term as provided in Section 2.

          The Company may only exercise its right to terminate the Executive for Cause through formal action of the Board at a properly noticed meeting thereof, for which the Executive has received not less than 30 days' prior written notice and at which the Executive is permitted to present argument on his behalf. The foregoing action must occur and be completed within 180 days following the Chairman or the Board first becoming aware of the occurrence of the last event providing a basis for or otherwise significantly contributing to a determination of Cause. The Board may suspend the Executive during the pendency of such notice period, without any such suspension constituting the basis for a Constructive Termination, provided that the Company continues the Executive's entitlement to compensation and benefits pursuant to Sections 4 and 5 during such suspension period.

          (b)  Voluntary Termination.  The Executive may, for any reason,
               ---------------------
voluntarily terminate his employment under this Agreement upon 30 days' prior written notice to the Company. For the purposes of this Agreement, "Voluntary Termination" shall mean the Executive's voluntary termination of his employment hereunder (including the election by the Executive to discontinue the automatic extension of the Term as provided in Section 2), other than pursuant to a Constructive Termination (as hereinafter defined).

          (c)  Effect of Termination.  In the event the Executive's employment
               ---------------------
under this Agreement is terminated by the Company for Cause or by the Executive through his Voluntary Termination, upon such termination: (i) the Executive shall be entitled to receive any accrued but unpaid cash compensation and benefits through the date of termination, excluding, however, any pro rated Incentive Compensation; and (ii) all vested Initial Stock and Options shall continue to be exercisable for their exercise term, as if the Executive had not been terminated. Except as otherwise provided herein, any continued rights and benefits the Executive may have under employee benefit plans and programs of the Company upon termination for Cause or Voluntary Termination, if any, shall be determined in accordance with the terms of such plans and programs.

     16.  Termination Without Cause; Constructive Termination.
          ---------------------------------------------------

          (a)  Termination Without Cause.  The Company may, by the determination
               -------------------------
of the Board, terminate the Executive's employment under this Agreement without Cause upon 30 days' prior written notice to the Executive. Any termination by the Company of the Executive's employment under this Agreement which does not constitute a termination for Cause, or result from the death or Disability of the Executive, shall be deemed a termination without Cause.

          (b)  Constructive Termination.  The Executive may terminate his
               ------------------------
employment under this Agreement upon the occurrence of any of the following events, and such termination shall be deemed a "Constructive Termination" for the purposes of this Agreement:

               (i) The Executive ceases to hold the office and title of Office of the Chairman.

               (ii) The Executive ceases to report directly and solely to the Chairman.

               (iii) The Executive ceases to have the responsibilities contemplated hereunder, or his responsibilities are otherwise materially and involuntarily altered, diminished or reduced, as compared to those established in this Agreement.

               (iv) The Executive's compensation or benefits are materially and involuntarily reduced, as compared to those established in this Agreement.

               (v) The Executive's place of employment is moved to a location not within reasonable commuting distance from the Executive's current residence in Darien, Connecticut without the Executive's consent.

               (vi) The material failure of the Company to perform any of its obligations under this Agreement, without limitation to or by the foregoing enumerated events.

          Notwithstanding the foregoing, Constructive Termination shall not include acts which are cured by the Company within 30 days from receipt by the Company of written notice from the Executive (the "Preliminary Notice of Constructive Termination") identifying in reasonable detail the act or acts constituting Constructive Termination. The Preliminary Constructive Termination Notice shall be given by the Executive within 120 days after learning of the last act which the Executive alleges constitutes Constructive Termination hereunder or otherwise significantly contributes thereto. The Executive may only exercise his right to terminate his employment through a Constructive Termination within 30 days after the expiration of the Company's period to cure such acts as set forth above. The Executive may suspend performance of his obligations hereunder during such cure period, without any such suspension constituting the basis for a Termination with Cause or being deemed a Voluntary Termination, and during such period the Company shall continue the Executive's entitlement to compensation and benefits pursuant to Sections 4 and 5.

          (c)  Effect of Termination.  In the event the Executive's employment
               ---------------------
under this Agreement is terminated by the Company without Cause or by the Executive following the occurrence of a Constructive Termination, upon such termination: (i) the Executive shall be entitled to receive any accrued but unpaid compensation and benefits through the date of termination; (ii) the Executive (or his estate or other legal representatives) shall be entitled to the benefits and proceeds under the life insurance and disability insurance policies provided for in Section 5 to the extend provided in such policies; (iii) all unvested Initial Stock, Options, Future Grants, other stock options, appreciation rights and awards, incentive awards, and benefit and compensation plans shall immediately vest in Executive and become nonforfeitable, and any restrictions thereon shall immediately lapse; (iv) for one (1) year or the remainder of the Term, whichever is longer, the Executive and his spouse, dependents and other survivors shall receive all benefits, including, but not limited to, fringe benefits, life and disability insurance, and medical and related health benefit coverage under the existing Company plans pursuant to COBRA, but at the same level as their respective participation prior to the Executive's termination, the cost of which shall be paid by the Company; and (v) the Company shall pay to the Executive (or his estate or legal representatives), within 30 days after the date of termination, a non-discounted single lump sum amount, equal to (A) the Executive's Base Salary in effect as of the date of termination plus the average annual Incentive Compensation and Future Grants (or fair market value thereof for non-cash Incentive Compensation and Future Grants) earned or paid to the Executive during the Term prior to the date of termination, multiplied by (B) the greater of one (1) year or the remaining length of the Term after the date of the termination. Except as otherwise provided herein, any continued rights and benefits the Executive may have under employee benefit plans and programs of the Company upon termination, if any, shall be determined in accordance with the terms of such plans and programs.

     17.  Change in Control.  The Executive shall be entitled to the same
          -----------------
privileges, rights and benefits as the Chairman in the event of a Change in Control. For purposes of this Agreement, a "Change in Control" shall have the definition of any equivalent term in the then applicable agreement between the Chairman and the Company defining the Chairman's privileges, rights and benefits with respect to a change in control of the Company.

     18.  No Offset; No Obligation to Mortgage.  In the event of a termination
          ------------------------------------
of the Executive's employment, the Company shall not be entitled to offset any amounts payable by the Executive to the Company against any amounts payable to the Executive under this Agreement. The parties acknowledge and agree that the Executive's actual damages in the event of a termination of his employment hereunder would be difficult to quantify and determine, and that the amounts payable to the Executive hereunder in such event are a reasonable estimate of such damages. Furthermore, in the event of such termination, the Executive shall be under no obligation to seek other employment or to otherwise mitigate his damages, and no compensation, benefits or other amounts received by the Executive in connection with his subsequent employment, if any, shall be offset against or otherwise reduce the amounts payable to the Executive hereunder.

     19.  Certain Benefit Plans not Affected.  Notwithstanding the provisions of
          ----------------------------------
this Agreement, the Executive's rights under any plan or arrangement of the Company described in Section 280G(b)(6) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, shall not be altered as a result of any acceleration or vesting provision hereof.

     20.  Vacation.  During the Term, the Executive shall be entitled each year
          --------
to five (5) weeks' vacation, or such greater amount as other Senior Executives of the Company are generally entitled, during which time his compensation shall be paid in full.

     21.  Expense Reimbursement.  The Company shall promptly pay, or reimburse
          ---------------------
the Executive for, at the Executive's election, all ordinary and reasonable business expenses incurred by the Executive in connection with the performance of his duties under this Agreement, provided that the Executive provides reasonable documentation or verification of such expenses.

     22.  Other Activities.  The Executive may engage in outside activities and
          ----------------
provide services to other parties, with or without compensation, provided that such activities and services are disclosed to the Board and the Board does not object in writing to such outside activities and services, and such outside activities and services do not materially interfere with the Executive's performance of his duties to the Company as provided in this Agreement.

     23.  Confidential Information and Cooperation.
          ----------------------------------------

          (a)  Confidential Information.  As used in this Agreement,
               ------------------------
"Confidential Information" means information belonging to the Company which is of value to the Company in the course of conducting its business and the disclosure of which could reasonably result in a material competitive or other disadvantage to the Company, and which has been obtained by the Executive solely as a result of his employment with the Company. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Employer, as well as other information to which the Executive may have access by reason of and during the Executive's employment. Confidential Information also incudes the confidential information of others with which the Company has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 23(b).

          (b)  Confidentiality.  The Executive understands and agrees that the
               ---------------
Executive's employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such

Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive's duties to the Company or as required by law.

          (c)  Documents, Records, Etc. All documents, records, data, apparatus,
               -----------------------
equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason.

          (d)  Nonsolicitation. During the Term, the Executive will refrain from
               ---------------
directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Company (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Company). The Executive understands that the restrictions set forth in this Section 23(d) are intended to protect the Company's interest in its Confidential Information and established employee, relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

          (e)  Third-Party Agreements and Rights.  The Executive represents to
               ---------------------------------
the Company that the Executive's execution of this Agreement, the Executive's employment with the Company and the performance of the Executive's proposed duties for the Company will not violate any obligations the Executive may have to any employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

          (f)  Litigation and Regulatory Cooperation.  During and after the
               -------------------------------------
Executive's employment, the Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect the Executive or expose the Executive to an increased probability of civil or criminal litigation. The Executive's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall also provide Executive with compensation on an hourly basis calculated at his final base compensation rate for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse Executive for all costs and expenses incurred in connection with his performance under this Section 23(f), including, but not limited to, reasonable attorneys' fees and costs.

          (g)  Injunction.  The Executive agrees that it would be difficult to
               ----------
measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in Sections 23(b), (c) and (d), and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 24 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of Section 23(b),
(c) or (d), the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     24.  Arbitration of Disputes.  Any controversy or claim arising out of or
          -----------------------
relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This
Section 24 shall be specifically enforceable. Notwithstanding the foregoing, this Section 24 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 24.

     25.  Executive's Legal Fees.  Upon the execution of this Agreement, the
          ----------------------
Company shall pay to or on behalf of the Executive, the reasonable attorneys' fees and costs incurred by Executive in the negotiation and drafting of this Agreement, not to exceed $15,000.

     26.  Confidentiality; Public Disclosure.  The terms and provisions of this
          ----------------------------------
Agreement shall be deemed confidential information, and prior to the commencement of the Term, the Company will keep in confidence and trust the terms and provisions of this Agreement and will not use or disclose any such information without the written consent of the Executive, except as may be necessary in the ordinary course of the Company's business, in connection with its performance of its obligations hereunder, or as required by law. In addition to the foregoing, the Company shall not make any public announcements or disclosures, or issue and press releases relating to the Executive's employment by the Company, without the prior written approval of the Executive thereof, including, but not limited to, the content, timing and scope of such announcements, disclosures or releases.

     27.  Authorization.  The Company represents and warrants to the Executive
          -------------
that the person executing this Agreement on behalf of the Company has all necessary power, right and authority to so execute this Agreement, and that all requisite corporate action has been taken to authorize the execution of this Agreement and the performance of all of the Company's obligations hereunder, including, but not limited to, the granting of the Options and the issuance of the Initial Stock, and none of the foregoing acts or obligations is in contravention of the organizational documents or bylaws of the Company.

     28.  Notices.  Any notice or request to be given hereunder to either party
          -------
hereto shall be deemed effective only if in writing and either (1) delivered personally to the Executive (in the case of a notice to the Executive) or to the Corporate Secretary of the Company, or entities, or (2) sent by certified or registered mail, postage prepaid, to the addresses set forth on the signature page hereof or to such other address as either party may hereafter specify to the other by notice similarly served, and in the case of any notice or request being given to the Company, with a copy thereof being delivered in the manner set forth above to Gilbert G. Menna, P.C., Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109, and in the case of any notice or request being given to the Executive, with a copy thereof being delivered in the manner set forth above to Bruce B. Johnson, Esq., Otten, Johnson, Robinson, Neff & Ragonetti, P.C., 950 17th Street, Suite 1600, Denver, Colorado 80202.

     29.  Assignment.  This Agreement and the rights and obligations of the
          ----------
parties hereto, shall bind and inure to the benefit of each of the parties thereto, and shall also bind and inure to the benefit of the Executive's heirs and legal representatives and any successor or successors of the Company by merger or consolidation and any assignee of all or substantially all of the Company's business and properties; except as to any such successor or assignee of the Company, neither this Agreement nor any duties, rights or benefits hereunder may be assigned by the Company or by the Executive without the express written consent of the other party hereto.

     30.  Governing Law and Interpretation.  This Agreement shall be construed
          --------------------------------
and enforced in accordance with the internal laws of the State of Delaware. The Executive and the Company represent that this Agreement was negotiated at arm's length with adequate opportunity by each to obtain advice and assistance of counsel. The contra proferentum rule of construction shall not apply to the benefit of either party in the event of a disagreement over interpretation or application of the Agreement.

     31.  Litigation Costs.  In the event that the Executive shall successfully
          ----------------
prosecute or defend a proceeding relating to the enforcement or interpretation of any provision of this Agreement, in addition to any other relief awarded the Executive in such action, the parties agree that the decision rendered shall award the Executive all of his reasonable attorneys' fees, disbursements and other costs incurred by the Executive in prosecuting such case.

     32.  Modification.  No modification or waiver of any provision hereof shall
          ------------
be made unless it be in writing and signed by both of the parties hereto.

     33.  Scope of Agreement.  This Agreement constitutes the whole of the
          ------------------
agreement between the parties on the subject matter, superseding all prior oral and written conversations, negotiations, understandings, and agreements in effect as of the date of this Agreement.

     34.  Caption and Headings.  The paragraph and section captions and heading
          --------------------
used herein are for convenience only, and neither constitute a part of, nor shall be used in the interpretation or construction of, this Agreement.

     35.  Severability.  To the extent that any provision of this Agreement may
          ------------
be deemed or determined to be invalid or unenforceable for any reasons, such invalidity or unenforceability shall not impair or affect any other provision, and this Agreement shall be interpreted as to most fully give effect to its terms and still be valid and enforceable.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written above.

                                        COMPANY:

                                        PATRIOT AMERICAN HOSPITALITY, INC.,
                                        a Virginia corporation


                                        By: /s/ Paul A. Nussbaum
                                            -----------------------------------
                                        Name:   Paul A. Nussbaum
                                        Title:  Chairman and Chief Executive
                                                  Officer

                                        Address: 3030 LBJ Freeway
                                                 Suite 1500
                                                 Dallas, Texas 75234

                                        EXECUTIVE:


                                         /s/ William W. Evans, III
                                        --------------------------------------
                                        William W. Evans, III

                                        Address:

                                        24 Saddle Ridge Road
                                        Darien, Connecticut 06820

                       SUPPLEMENTAL EMPLOYMENT AGREEMENT
                       ---------------------------------


     This Supplemental Employment Agreement ("Supplemental Agreement") is made as of April 14, 1997 between Patriot American Hospitality, Inc., a Virginia corporation ("Patriot") and William W. Evans, III ("Executive").

     WHEREAS, Patriot and Executive are parties to an Employment Agreement ("Employment Agreement") dated as of February 14, 1997;

     WHEREAS, Section 17 of the Employment Agreement provides that Executive shall be entitled to the same privileges, rights and benefits as the Chairman and Chief Executive Officer ("Chairman") in the event of a Change in Control of Patriot;

     WHEREAS, Patriot and its Chairman have entered into an Employment Agreement of even date herewith which provides its Chairman with certain benefits upon a Change in Control of Patriot;

     WHEREAS, Patriot desires to provide Executive with the same Change in Control benefits made available to its Chairman by entering into this Supplemental Agreement with Executive.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PARACHUTE PAYMENT. The provisions of this Paragraph 1 set forth certain terms of an agreement reached between Executive and the Company regarding Executive's rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 16 of the Employment Agreement regarding severance pay upon a termination of employment, if such termination of employment occurs within eighteen (18) months after the occurrence of the first event constituting a Change in Control. These provisions shall terminate and be of no further force or effect beginning eighteen (18) months after the occurrence of a Change in Control.

     (A) ESCROW. Within fifteen (15) days after the occurrence of the first event constituting a Change in Control, the Company shall place funds in an amount equal to the estimated Parachute Amount in escrow, pursuant to arrangements that are mutually acceptable to the Company and Executive providing for the payment of the Parachute Amount in the event Executive becomes entitled thereto pursuant to Subparagraph 1(b)(i) (the "Escrow Arrangement"). The Escrow Arrangement shall be maintained until the earlier of (A) eighteen (18) months after the occurrence of the first event constituting a Change in Control or (B) the payment to Executive of the Parachute Amount pursuant to the provisions of Subparagraph 1(b)(i).

     (B) CHANGE IN CONTROL. If within eighteen (18) months after the occurrence of the first event constituting a Change in Control, Executive's employment terminates for any reason other than (A) death, (B) his Disability (as defined in the Employment Agreement), or (C) his Voluntary Termination (as defined in the Employment Agreement) ("Termination"), then:

          (i) the Company shall pay Executive in a lump sum an amount equal to the applicable Parachute Amount on the tenth (10th) day following Executive's Termination; and

          (ii) the Initial Stock and all stock options and other stock-based awards granted to Executive by the Company shall immediately vest, accelerate and become exercisable and non-forfeitable, and any restrictions thereon shall lapse, as of the date of Change in Control, and Executive shall be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted.

     (C)  GROSS UP PAYMENT.

          (i) Excess Parachute Payment. If Executive incurs the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") on "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code, the Company will pay to Executive an amount (the "Gross Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the excess parachute payment and any federal, state and local income tax (together with penalties and interest) and Excise Tax upon the payment provided for by this Subparagraph 1(c)(i), will be equal to the Parachute Amount.

          (ii) Applicable Rates. For purposes of determining the amount of the Gross Up Payment, Executive will be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of Executive's Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

          (iii) Determination of Gross Up Payment Amount. The determination of whether the Excise Tax is payable and the amount thereof will be based upon the opinion of tax counsel selected by Executive and approved by the Company, which approval will not be unreasonably withheld. If the position contained in such opinion regarding the applicability of Excise Tax to all or any portion of the payments hereunder is challenged or contested by the Internal Revenue Service or any state or local taxing authority, then the Company may either (i) pay to the Executive the Gross Up Payment required based on the position taken by the Internal Revenue Service, or (ii) contest the position taken by the Internal Revenue Service, at the Company's sole cost and expense. In the event the Company elects to contest the position of the Internal Revenue Service, the Company shall indemnify the Executive against all costs, expenses and liabilities incurred by the Executive in connection therewith, including, without limitation, penalties and interest assessed by the Internal Revenue Service, and in the event that the Company does not prevail in a final determination thereof, the Company shall pay to the Executive the Gross Up Payment required based on the result of such contest.

          (iv) Time For Payment. The Company will pay the estimated amount of the Gross Up Payment in cash to Executive concurrent with Employee's Termination. Executive and the Company agree to reasonably cooperate in the determination of the actual amount of the Gross Up Payment. Further, Executive and the Company agree to make such adjustments to the estimated amount of the Gross Up Payment as may be necessary to equal the actual amount of the Gross Up Payment, which in the case of Executive will refer to refunds of prior overpayments and in the case of the Company will refer to makeup of prior underpayments.

     (D) DEFINITIONS. For purposes of this Paragraph 1, the following terms shall have the following meanings:

          "CHANGE IN CONTROL" shall mean an event which shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
     Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) individuals who at the Commencement Date constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the directors then still in office who either were directors at the Commencement Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets. Notwithstanding the foregoing, neither the merger of the Company into California Jockey Club nor the merger of Wyndham International Corporation into the Company shall be deemed to be a Change in Control.

          "COMPANY" shall mean not only Patriot American Hospitality, Inc., but also its successors by merger or otherwise.

          "PARACHUTE AMOUNT" shall mean an amount equal to such additional amounts to which Executive shall be entitled in accordance with the Company's then current severance policies, provided, that at a minimum Executive shall be entitled to receive an amount in a lump sum equal to three (3) times the sum of Executive's Average Base Salary and Average Incentive Compensation. For purposes of this Supplemental Agreement, "Average Base Salary" shall mean the average of the annual Base Salary received by Executive pursuant to Section 4(a) of the Employment Agreement for each of the three (3) immediately preceding fiscal years or such fewer number of complete fiscal years as Executive may have been employed by the Company. For purposes of this Supplemental Agreement, "Average Incentive Compensation" shall mean the average of the annual cash bonuses received by Executive pursuant to Section 4(b) of the Employment Agreement for the three (3) immediately preceding fiscal years or such fewer number of complete fiscal years as Executive may have been employed by the Company.

2. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          if to the Executive:

               At his home address as shown
               in the Company's personnel records;

          if to the Company:

               Patriot American Hospitality, Inc.
               3030 LBJ Freeway, Suite 1500
               Dallas, TX  75234
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

3. MISCELLANEOUS. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware (without regard to principles of conflicts of laws).

4. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The invalid portion of this Agreement, if any, shall be modified by any court having jurisdiction to the extent necessary to render such portion enforceable.

5. EFFECT OF SUPPLEMENT. Except as expressly modified by this Supplemental Agreement, the terms and provisions of the Employment Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement effective on the date and year first above written.

                                   PATRIOT AMERICAN HOSPITALITY, INC.


                                   By:  /s/ Paul A. Nussbaum
                                        ------------------------------------
                                        Paul A. Nussbaum
                                        Chairman and Chief Executive Officer


                                        /s/ William W. Evans, III
                                        ------------------------------------
                                        William W. Evans, III